Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in this Registration Statement on Form S-3 of Medalist Diversified REIT, Inc. and subsidiaries (the “Company”) of our report dated March 10, 2021, with respect to the consolidated balance sheets of the Company as of December 31, 2020 and 2019, and of the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes and schedule III, incorporated by reference into this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond Virginia

June 21, 2021

Consent of Independent Auditor

To the Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in this Registration Statement on Form S-3 of Medalist Diversified REIT, Inc. and subsidiaries of our report dated March 9, 2021, with respect to the statement of revenues and certain operating expenses of the Lancer Center Shopping Center for the year ended December, 31, 2020, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond, Virginia

June 21, 2021